EXHIBIT 23.1



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                              CONSENT OF ATTORNEYS



      Reference is made to the Registration Statement of Vanguard Energy Corporation on Form S-3 whereby the Company plans to sell up to 5,760,000 shares of common stock upon the exercise of the outstanding warrants. Reference is also made to Exhibit 5 included in the Registration Statement relating to the validity of the securities proposed to be issued and sold.

      We hereby consent to the use of our opinion concerning the validity of the securities proposed to be issued and sold.


                                       Very truly yours,

                                HART & HART, LLC

                                       /s/ William T. Hart

                                       William T. Hart


Denver, Colorado
March 28, 2013